Exhibit 99.1

Everbridge Announces Strong First Quarter 2020 Financial Results

First Quarter Revenue Increased 38% Year-over-Year

Burlington, Mass – May 5, 2020 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management and enterprise safety software applications to help keep people safe and businesses running, today announced its financial results for the first quarter ended March 31, 2020.

“Amid the COVID-19 pandemic we have remained singularly focused on our purpose-driven mission to keep people safe and businesses running during critical events,” said David Meredith, Chief Executive Officer of Everbridge. “With more than 5,200 customers, our technology has demonstrated the crucial difference it can make for our customers spanning the corporate, government, and healthcare markets around the world on a daily basis over the past few months. I am proud of our team’s ability to quickly respond and serve the needs of new and existing customers during this dynamic environment. With that backdrop, our financial performance in the first quarter exceeded our guidance ranges. Our momentum, combined with the impact of acquisitions in the first quarter, leaves us well-positioned to deliver a strong performance in 2020 and beyond.”

First Quarter 2020 Financial Highlights

•	Total revenue was $58.9 million, an increase of 38% compared to $42.8 million for the first quarter of 2019.
•	GAAP operating loss was $(21.7) million, compared to a GAAP operating loss of $(13.3) million for the first quarter of 2019.
•

Non-GAAP operating loss was $(7.2) million, compared to non-GAAP operating loss of $(3.9) million for the first quarter of 2019.  Non-GAAP operating loss excludes stock-based compensation and amortization of acquired intangible assets.

•

GAAP net loss was $(25.4) million, compared to $(14.1) million for the first quarter of 2019. GAAP net loss per share was $(0.74), based on 34.1 million basic and diluted weighted average common shares outstanding, compared to $(0.44) for the first quarter of 2019, based on 32.3 million basic and diluted weighted average common shares outstanding.

•

Non-GAAP net loss was $(5.5) million, compared to non-GAAP net loss of $(3.5) million in the first quarter of 2019. Non-GAAP basic and diluted net loss per share was $(0.16), based on 34.1 million basic and diluted weighted average common shares outstanding, compared to non-GAAP net loss per share of $(0.11) for the first quarter of 2019, based on 32.3 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss excludes stock-based compensation, amortization of acquired intangible assets and accretion of interest on convertible senior notes.

•

Adjusted EBITDA loss was $(4.8) million, compared to a loss of $(1.9) million in the first quarter of 2019. Adjusted EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit, depreciation and amortization expense, and stock-based compensation expense.

•	Cash flow from operations was an inflow of $0.8 million compared to an inflow of $8.7 million for the first quarter of 2019.
•

Free cash flow was an outflow of $(1.7) million compared to an inflow of $3.9 million for the first quarter of 2019.  Free cash flow is cash flow from operations, less cash used for capital expenditures and additions to capitalized software development costs.

 Recent Business Highlights

•	Ended the first quarter with 5,218 global enterprise customers, up from 4,532 at the end of the first quarter of 2019.
•

Unveiled new CEM capabilities across the Internet of Things (IoT) for corporate, government and healthcare organizations, leveraging intellectual property from the technology acquisitions of Connexient, Inc. and CNL Software Limited.

•

Acquired One2Many Group B.V., the leading global provider of cell broadcast solutions for safety applications, in order to provide a mobile-optimized, full-lifecycle solution for meeting and exceeding EU regulatory and other global initiatives for countrywide population alerting. With the new technology, Everbridge now offers the largest and only public warning system combining cell-broadcast and address-, group-, and location-based, multi-channel technologies.

•

Launched COVID-19 Shield, a new set of Coronavirus Protection Solutions designed to protect the safety of employees and customers, maintain business operations, safeguard supply chains, and reduce costs and liabilities stemming from the impact of the global coronavirus pandemic.

•

Announced that the Commonwealth of Massachusetts selected Everbridge as its new mass notification provider for its statewide COMMalert program. The state contract also provides a purchasing vehicle for local municipalities and state universities to purchase their own critical event management solutions.

•

Announced that its market leading Public Warning solution now reaches subscribers across all three mobile networks in Norway using location-based mobile messaging. The implementation of Everbridge’s Public Warning solution with the third of Norway's three mobile networks was completed in just nine days, and has been instrumental to countrywide communications during COVID-19.

 Business Outlook

Based on information available as of today, Everbridge is issuing guidance for the second quarter and full year 2020 as indicated below.

	Second Quarter 2020			Full Year 2020
Revenue	$62.9	to	$63.3	$261.5	to	$263.5
GAAP net loss	$(28.0)		$(27.6)	$(94.6)		$(93.6)
GAAP net loss per share	$(0.82)		$(0.80)	$(2.76)		$(2.73)
Non-GAAP net loss	$(7.4)		$(7.0)	$(6.6)		$(5.6)
Non-GAAP net loss per share	$(0.22)		$(0.20)	$(0.19)		$(0.16)
Basic and diluted weighted average shares outstanding	34.3		34.3	34.3		34.3
Adjusted EBITDA	$(4.2)		$(3.8)	$6.0		$7.0

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge First Quarter 2020 Financial Results Conference Call
When:	Tuesday, May 5, 2020
Time:	4:30 p.m. ET
Live Call:	(866) 439-5043, domestic
(409) 220-9843, international
Replay:	(855) 859-2056, passcode 1177818, domestic
(404) 537-3406, passcode 1177818, international
Webcast (live & replay):	https://edge.media-server.com/mmc/p/t4tnx3gw

About Everbridge, Inc.

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 5,200 global customers rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. The Company’s platform sent over 3.5 billion messages in 2019 and offers the ability to reach over 550 million people in more than 200 countries and territories including the entire mobile populations on a country-wide scale in Australia, Greece, Iceland, the Netherlands, New Zealand, Norway, Peru, Singapore, Sweden, and a number of the largest states in India. The Company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Public Warning, Crisis Management, Community Engagement™, Risk Intelligence and Secure Messaging. Everbridge serves 8 of the 10 largest U.S. cities, 9 of the 10 largest U.S.-based investment banks, 47 of the 50 busiest North American airports, 9 of the 10 largest global consulting firms, 7 of the 10 largest global automakers, all 4 of the largest global accounting firms, 9 of the 10 largest U.S.-based health care providers, and 6 of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Washington, D.C., Abu Dhabi, Beijing, Bangalore, Kolkata, London, Munich, Oslo, Singapore, Stockholm, and Tilburg. For more information, visit www.everbridge.com, read the Company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, adjusted EBITDA, and free cash flow.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the second quarter of 2020 and the full fiscal year 2020. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116

Investor Contact:

Garo Toomajanian

ICR

ir@everbridge.com

818-230-9712

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2020	2019
Current assets:
Cash and cash equivalents	$498,387	$531,575
Restricted cash	4,756	4,737
Accounts receivable, net	70,760	68,642
Prepaid expenses	9,949	6,675
Deferred costs and other current assets	18,468	13,501
Total current assets	602,320	625,130
Property and equipment, net	7,107	6,284
Capitalized software development costs, net	14,394	14,287
Goodwill	141,727	91,421
Intangible assets, net	83,869	67,100
Restricted cash	3,353	3,350
Prepaid expenses	2,707	2,009
Deferred costs and other assets	31,602	27,715
Total assets	$887,079	$837,296
Current liabilities:
Accounts payable	$6,971	$7,808
Accrued payroll and employee related liabilities	26,884	22,248
Accrued expenses	7,648	4,496
Deferred revenue	141,858	129,995
Contingent consideration	2,530	—
Other current liabilities	6,667	4,819
Total current liabilities	192,558	169,366
Long-term liabilities:
Deferred revenue, noncurrent	3,673	3,471
Convertible senior notes	435,718	430,282
Deferred tax liabilities	5,472	2,002
Other long term liabilities	16,150	11,863
Total liabilities	653,571	616,984
Stockholders' equity:
Common stock	34	34
Additional paid-in capital	471,046	425,945
Accumulated deficit	(225,305)	(199,920)
Accumulated other comprehensive loss	(12,267)	(5,747)
Total stockholders' equity	233,508	220,312
Total liabilities and stockholders' equity	$887,079	$837,296

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$58,900	$42,819
Cost of revenue	20,889	13,981
Gross profit	38,011	28,838
	64.53%	67.35%
Operating expenses:
Sales and marketing	29,588	20,071
Research and development	14,172	11,485
General and administrative	15,911	10,558
Total operating expenses	59,671	42,114
Operating loss	(21,660)	(13,276)
Other income (expense), net:
Interest and investment income	1,573	1,177
Interest expense	(5,922)	(1,635)
Other expense, net	(77)	(106)
Total other income (expense), net	(4,426)	(564)
Loss before income taxes	(26,086)	(13,840)
Income taxes, net	701	(294)
Net loss	$(25,385)	$(14,134)
Net loss per share attributable to common stockholders:
Basic	$(0.74)	$(0.44)
Diluted	$(0.74)	$(0.44)
Weighted-average common shares outstanding:
Basic	34,075,071	32,271,067
Diluted	34,075,071	32,271,067
Other comprehensive income (loss):
Foreign currency translation adjustment, net of taxes	(6,520)	22
Total comprehensive loss	$(31,905)	$(14,112)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended
	March 31,
	2020	2019
Cost of revenue	$608	$435
Sales and marketing	3,608	2,368
Research and development	1,874	1,410
General and administrative	4,220	3,572
Total stock-based compensation	$10,310	$7,785

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(25,385)	$(14,134)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,656	3,705
Amortization of deferred costs	2,922	1,598
Deferred income taxes	(1,246)	41
Accretion of interest on convertible senior notes	5,436	1,201
Provision for credit losses and sales reserve	925	148
Stock-based compensation	10,310	7,785
Other non-cash adjustments	—	(189)
Changes in operating assets and liabilities:
Accounts receivable	445	5,543
Prepaid expenses	(3,057)	(4,233)
Deferred costs	(4,720)	(2,227)
Other assets	(4,069)	2,153
Accounts payable	(1,072)	4,112
Accrued payroll and employee related liabilities	3,221	1,205
Accrued expenses	1,732	(1,065)
Deferred revenue	5,118	2,767
Other liabilities	3,585	277
Net cash provided by operating activities	801	8,687
Cash flows from investing activities:
Capital expenditures	(524)	(2,773)
Payment for acquisition of business, net of acquired cash	(34,941)	—
Purchase of short-term investments	—	(1,975)
Maturities of short-term investments	—	24,750
Additions to capitalized software development costs	(2,004)	(2,018)
Net cash provided by (used in) investing activities	(37,469)	17,984
Cash flows from financing activities:
Proceeds from public offering, net of costs	—	139,115
Proceeds from employee stock purchase plan	1,710	1,283
Proceeds from stock option exercises	2,989	8,746
Other	(531)	(506)
Net cash provided by financing activities	4,168	148,638
Effect of exchange rates on cash, cash equivalents and restricted cash	(666)	(28)
Net increase (decrease) in cash, cash equivalents and restricted cash	(33,166)	175,281
Cash, cash equivalents and restricted cash—beginning of period	539,662	60,068
Cash, cash equivalents and restricted cash—end of period	$506,496	$235,349

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Cost of revenue	$20,889	$13,981
Amortization of acquired intangibles	(739)	(333)
Stock-based compensation	(608)	(435)
Non-GAAP cost of revenue	$19,542	$13,213

Gross profit	$38,011	$28,838
Amortization of acquired intangibles	739	333
Stock-based compensation	608	435
Non-GAAP gross profit	$39,358	$29,606
Non-GAAP gross margin	66.82%	69.14%

Sales and marketing	$29,588	$20,071
Stock-based compensation	(3,608)	(2,368)
Non-GAAP sales and marketing	$25,980	$17,703

Research and development	$14,172	$11,485
Stock-based compensation	(1,874)	(1,410)
Non-GAAP research and development	$12,298	$10,075

General and administrative	$15,911	$10,558
Amortization of acquired intangibles	(3,407)	(1,297)
Stock-based compensation	(4,220)	(3,572)
Non-GAAP general and administrative	$8,284	$5,689

Total operating expenses	$59,671	$42,114
Amortization of acquired intangibles	(3,407)	(1,297)
Stock-based compensation	(9,702)	(7,350)
Non-GAAP operating expenses	$46,562	$33,467

Operating loss	$(21,660)	$(13,276)
Amortization of acquired intangibles	4,146	1,630
Stock-based compensation	10,310	7,785
Non-GAAP operating loss	$(7,204)	$(3,861)

Net loss	$(25,385)	$(14,134)
Amortization of acquired intangibles	4,146	1,630
Stock-based compensation	10,310	7,785
Accretion of interest on convertible senior notes	5,436	1,201
Non-GAAP net loss	$(5,493)	$(3,518)

Non-GAAP net loss per share:
Basic	$(0.16)	$(0.11)
Diluted	$(0.16)	$(0.11)
Weighted-average common shares outstanding:
Basic	34,075,071	32,271,067
Diluted	34,075,071	32,271,067

(Continued) Reconciliation of GAAP measures to non-GAAP measures

(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2020	2019
Net loss	$(25,385)	$(14,134)
Interest and investment (income) expense, net	4,349	458
Income taxes, net	(701)	294
Depreciation and amortization	6,656	3,705
EBITDA	(15,081)	(9,677)
Stock-based compensation	10,310	7,785
Adjusted EBITDA	$(4,771)	$(1,892)

Net cash provided by operating activities	$801	$8,687
Capital expenditures	(524)	(2,773)
Additions to capitalized software development costs	(2,004)	(2,018)
Free cash flow	$(1,727)	$3,896

Business outlook:

	Three Months Ended		Year Ended
	June 30, 2020		December 31, 2020
(in millions, except share and per share data)	Low End	High End	Low End	High End
Net loss	$(28.0)	$(27.6)	$(94.6)	$(93.6)
Amortization of acquired intangibles	4.7	4.7	18.3	18.3
Accretion of interest on convertible senior notes	4.5	4.5	19.9	19.9
Stock-based compensation	11.4	11.4	49.8	49.8
Non-GAAP net loss	$(7.4)	$(7.0)	$(6.6)	$(5.6)

Weighted average common shares outstanding, basic and diluted	34,300,000	34,300,000	34,300,000	34,300,000

Net loss per share	$(0.82)	$(0.80)	$(2.76)	$(2.73)
Non-GAAP net loss per share	$(0.22)	$(0.20)	$(0.19)	$(0.16)

Net loss	$(28.0)	$(27.6)	$(94.6)	$(93.6)
Interest (income) expense, net	5.0	5.0	20.2	20.2
Income taxes, net	0.2	0.2	1.4	1.4
Depreciation and amortization	7.2	7.2	29.2	29.2
EBITDA	(15.6)	(15.2)	(43.8)	(42.8)
Stock-based compensation	11.4	11.4	49.8	49.8
Adjusted EBITDA	$(4.2)	$(3.8)	$6.0	$7.0